Exhibit 10.2

LANDLORD LETTER OF CREDIT & WARRANT ISSUANCE AGREEMENT

THIS LANDLORD LETTER OF CREDIT & WARRANT ISSUANCE AGREEMENT (the “Agreement”) is deemed to be effective as of August 28, 2018 (the “Effective Date”), by and among Jaguar Health, Inc., a Delaware corporation (the “Company”), and the undersigned letter of credit facilitator identified on the signature page hereto (the “LC Facilitator”).

RECITALS

A.                                    Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, in consideration of LC Facilitator causing a Letter of Credit from LC Facilitator’s financial institution to be issued to the Company’s landlord as set forth in this Agreement, the Company desires to issue to LC Facilitator, and LC Facilitator desires to acquire from the Company, a Warrant in form and substance attached hereto as Exhibit A (the “Warrant”), all as more fully set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each LC Facilitator hereby agree as follows:

1.                                      Issuance of Letter of Credit & Warrant.

a.                                      Issuance of Letter of Credit. Subject to the terms and conditions of this Agreement, including fulfillment of the conditions set forth in Section 5 below, at the Closing (as defined below) LC Facilitator shall cause its financial institution identified on the signature page hereto to issue a Letter of Credit in the amount of Four Hundred Seventy-Five Thousand Dollars ($475,000) on behalf of the Company in favor of the Company’s landlord, CA-Mission Street Limited Partnership, a Delaware limited partnership (the “Landlord”) in accordance with the terms and conditions set forth on Exhibit B attached hereto (the “Letter of Credit”) pursuant to the Company’s lease with its Landlord for the premises located at 201 Mission Street, Suite 2375, San Francisco, CA (the “Lease”) to secure Company’s obligations under the Lease as specified under the Letter of Credit and Lease.

b.                                      Issuance of Warrant. In accordance with the terms of this Agreement, including fulfillment of the conditions set forth in Section 5 below, at the Closing the Company shall issuance the Warrant to LC Facilitator. The consummation of the transactions contemplated herein (the “Closing”) shall take place at the offices of Reed Smith LLP, 1510 Page Mill Road, Suite 110, Palo Alto, California, 94304 (or remotely via the exchange of documents and signatures) on such date specified by the Company at least one (1) Business Day after all conditions set forth in Section 5 are satisfied. If the Closing has not occurred on, or before, August 31, 2018, either the Company or LC Facilitator may terminate this Agreement by providing written notice to the other Party. For the purposes of this Agreement, “Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York or the City of London are authorized or obligated to close.

c.                                       Potential Letter of Credit Reduction/Replacement. On or before the earlier to occur of (x) the one year anniversary date of the Closing and (y) within ten (10) business days of the Company receiving in the aggregate since the date of the Closing no less than Six Million Dollars ($6 Million) of unrestricted cash from a business development transaction or transactions (excluding from this $6 Million unrestricted cash threshold for the avoidance of doubt any revenues from the sale of Mytesi and any cash allocated to the repayment of debt then outstanding and owed by the Company or its wholly owned subsidiary, Napo Pharmaceuticals, Inc. (“Napo”)  and excluding cash otherwise legally or contractually obligated for special projects, expenses or activities by the Company or Napo; and for additional clarity, excluding any cash received by the Company or Napo from lenders or from the sale of the Company’s equity related instruments), the Company shall cause the Letter of Credit to be released and replaced by a new letter of credit not provided or guaranteed by LC Facilitator.   Likewise, if the Company has not received on a consolidated basis with Napo at least $5,000,000 of gross proceeds in the aggregate from any source in the form or debt or equity or debt or equity like instruments or any combination thereof) since the Closing and on, or before, October 1, 2018,  then within ten (10) business days thereafter the Company shall cause LC Facilitator’s exposure under the Letter of Credit to be reduced by One Hundred Twenty-Two Thousand Dollars ($122,000) whether pursuant to a release of LC Facilitator of such amount under the Letter of Credit, replacement or modification of the Letter of Credit in whole or in part, partial replacement or additional collateral in favor of LC Facilitator or otherwise.

2.                                      Company’s Representations and Warranties.  The Company hereby represents and warrants to LC Facilitator as of the Effective Date and as of the Closing as follows, subject to any exceptions as are disclosed prior to the Closing in the Company’s reports, schedules, forms, statements and other documents filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), which SEC Reports as filed prior to the Effective Date shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosures contained in the SEC Reports as filed prior to the Effective Date:

a.                                      Organization, Good Standing and Qualification.  The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.  The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and issue the Warrant, and to carry out the provisions of this Agreement and to carry on its business as presently conducted.  The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

b.                                      Authorization; Binding Obligations.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement and the Warrant, the performance of all obligations of the Company hereunder at the Closing, and the sale, issuance and delivery of the Warrant pursuant hereto has been taken or will be taken prior to the Closing.

c.                                       No Conflict.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate or result in a breach of or constitute a default under any contract or agreement to which the Company is a party or by which it is bound, (ii) conflict with or result in a breach of or constitute a default under any provision of the certificate of incorporation or bylaws (or other charter documents) of the Company, or (iii) violate or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which the Company is subject.

d.                                      SEC Reports; Financial Statements.  The Company has filed all SEC Reports required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material).  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

e.                                       Absence of Litigation.  Neither the Company nor any of its directors is engaged in any litigation, administrative, mediation or arbitration proceedings or other proceedings or hearings before any statutory or governmental body, department, board or agency and is not the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body.  Except as set forth in the SEC Reports, no such proceedings, investigation or inquiry are pending or, to the Company’s knowledge, threatened against the Company, and, to the Company’s knowledge, there are no circumstances likely to give rise to any such proceedings.

f.                                        Intellectual Property.  The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with its business and which the failure to so have could have a material adverse effect (collectively, the “Intellectual Property Rights”).  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

g.                                      Valid Issuance.  The Warrant and underlying securities issued hereunder will be duly and validly issued, fully paid and non-assessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

3.                                      LC Facilitator Representations and Warranties.  LC Facilitator represents and warrants as of the Closing as follows:

a.                                      Requisite Power and Authority.  LC Facilitator has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions.  All action on LC Facilitator’s part required for the lawful execution and delivery of this Agreement has been or will be taken prior to the Closing.

b.                                      Own Account.  LC Facilitator is acquiring the Warrant and underlying securities (collectively, the “Shares”) as principal for its own account and not with a view to, or for resale in connection with, any distribution thereof in the United States, and LC Facilitator has no present intention of selling or distributing any Shares in the United States.  LC Facilitator understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein.

c.                                       Access to Data.  LC Facilitator has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and to obtain any additional information which LC Facilitator has deemed necessary or appropriate for deciding whether or not to purchase the Shares, including an opportunity to receive, review and understand the information regarding the Company’s financial statements, capitalization and other business information contained in the SEC Reports as LC Facilitator deems prudent.  Such LC Facilitator acknowledges that no representations or warranties, oral or written, have been made by the Company or any agent thereof except as set forth in this Agreement.

d.                                      No Fairness Determination.  LC Facilitator is aware that no federal, state or other agency has made any finding or determination as to the fairness of the investment, nor made any recommendation or endorsement of the Shares.

e.                                       Knowledge And Experience.  LC Facilitator has such knowledge and experience in financial and business matters, including investments in other start-up companies, that such entity or individual is capable of evaluating the merits and risks of the investment in the Shares and it is able to bear the economic risk of such investment. LC Facilitator is an “accredited” investor as that term is defined under Regulation D promulgated under the Securities Act.  Further, LC Facilitator has such knowledge and experience in financial and business matters that such individual is capable of utilizing the information made available in connection with the offering of the Shares, of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision with respect to the Shares.  Neither LC Facilitator, nor any person or entity with whom LC Facilitator will share beneficial ownership of the Shares, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

f.                                        General Solicitation.  LC Facilitator is not, to LC Facilitator’s knowledge, acquiring the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

g.                                      Residence.  LC Facilitator’s principal place of business or residence is and its investment decisions are made in the jurisdiction identified in the address or other jurisdiction set forth on the signature page.

h.                                      LC Facilitator has access to and has reviewed the SEC reports which are available at the SEC’s website to the extent LC Facilitator deemed appropriate.

4.                                      Restrictions on Transfer.

a.                                      Each instrument evidencing the Shares which LC Facilitator may purchase hereunder and any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (unless no longer required in the opinion of the counsel for the Company) shall be imprinted with a legend substantially in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS PURSUANT TO EXEMPTIONS IN THE VARIOUS JURISDICTIONS WHERE THEY ARE BEING SOLD.

5.                                      Conditions to Closing.

a.                                      The obligation of FC Facilitator to consummate the transactions contemplated herein at the Closing is subject to the satisfaction on or before the date of the Closing of the following conditions, all or any of which may be waived in writing by LC Facilitators to consummate the transaction so contemplated:

i.                                          Performance.  The Company shall have performed all obligations, covenants and agreements herein required to be performed by the Company on or prior to the Closing.

ii.                                       Proceedings.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incidental thereto or required to be delivered prior to or at the Closing will be reasonably satisfactory in form and substance to LC Facilitator.

iii.                                    Suits/Proceedings.  No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

iv.                                   Authorization of Issuance.  The Company’s board of directors will have authorized the issuance and sale by it to LC Facilitator pursuant to this Agreement of the Warrant.

v.                                      Consents and Approvals.  The Company shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

vi.                                   Representations and Warranties.  The representations and warranties of the Company contained in this Agreement that are not qualified by materiality or similar qualification shall be true and correct in all material respects on and as of the Closing, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and the representations and warranties of the Company contained in this Agreement that are qualified by materiality or similar qualification shall be true and correct in all respects on and as of the Closing, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date.

b.                                      The obligation of the Company to consummate the transactions contemplated herein at the Closing is subject to the satisfaction on or before the date of the Closing of the following conditions, all or any of which may be waived in writing by the Company as to its obligation to consummate the transaction so contemplated:

i.                                          Performance.  LC Facilitator shall have performed all obligations, covenants and agreements herein required to be performed by LC Facilitator on or prior to the Closing.

ii.                                       Instruments and Documents.  All instruments and documents required to carry out this Agreement or incidental thereto shall be reasonably satisfactory to the Company and its counsel.

iii.                                    Suits/Proceedings.  No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

iv.                                   Representations and Warranties.  The representations and warranties of LC Facilitator contained in this Agreement that are not qualified by materiality or similar qualification shall be true and correct in all material respects on and as of the Closing, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and the representations and warranties of LC Facilitator contained in this Agreement that are qualified by materiality or similar qualification shall be true and correct in all respects on and as of the Closing, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date.

6.                                      Registration Rights.

a.                                      The Company hereby agrees that, within ninety (90) days after the Closing, the Company shall file a shelf registration statement (or such other form available to the Company, the “Registration Statement”) with the U.S. Securities and Exchange Commission (“Commission”) with respect to the Registrable Securities.  The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period (as such term is defined below along with any other terms used in this Section 6).

b.                                      Notwithstanding anything in this Section to the contrary, the Company may, on no more than two occasions during any 12-month period, delay or suspend the effectiveness of the Registration Statement for up to 60 days on each occasion (a “Delay Period”) if the board of directors of the Company determines in good faith that (i) effectiveness of the Registration Statement must be suspended in accordance with the rules and regulations under the Securities Act or that (ii) the disclosure of material non-public information (“Pending Developments”) at such time would be detrimental to the Company and its subsidiaries, taken as a whole.  Notwithstanding the foregoing, the Company shall use its reasonable best efforts to ensure that the Registration Statement is declared effective and its permitted use is resumed following a Delay Period as promptly as practicable.

c.                                       All fees and expenses incident to the performance of or compliance with this Section by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.

d.                                      As used in this Section, the following terms have the respective meanings:

“Effectiveness Period” means, the period commencing on the Registration Statement Effective Date and ending on the earlier of (i) the time as all of the Registrable Securities covered by such Registration Statement have been sold (either pursuant to a Registration Statement or otherwise) by the Holder, or (ii) the time as all of the remaining Registrable Securities are eligible to be sold by the Holder without compliance with the volume limitations or public information requirements of Rule 144.

“Holder” means LC Facilitator so long as LC Facilitator holds Registrable Securities.

“Registrable Securities” means: (i) the securities exercisable under the Warrant and (ii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any price adjustment as a result of such stock splits, reverse stock splits or similar events with respect to any of the securities referenced in (i).

“Registration Statement Effective Date” means the date on which the Registration Statement is first declared effective by the Commission.

7.                                      Miscellaneous.

a.                                      Survival.  The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby for a period of one year.

b.                                      Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

c.                                       Entire Agreement.  This Agreement and the Exhibits attached hereto constitute the entire agreement and understanding between the parties with respect to the subject matters herein, and supersede and replace any prior agreements and understandings, whether oral or written between and among them with respect to such matters. The provisions of this Agreement after the Closing may be waived, altered, amended or repealed, in whole or in part, only upon the written consent of the Company and LC Facilitator.

d.                                      Title and Subtitles.  The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

e.                                       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

f.                                        Applicable Law.  This Agreement shall be governed by and construed in accordance with laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the State of California.

g.                                      Venue.  Any action, arbitration, or proceeding arising directly or indirectly from this Agreement or any other instrument or security referenced herein shall be litigated or arbitrated, as appropriate, in the County of San Francisco, in the State of California.

h.                                      Notices.  All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, telecopier, or overnight air courier guaranteeing next day delivery at the address set forth on the signature pages hereof to the LC Facilitators and with respect to the Company at its principal place of business.  All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.  The parties may change the addresses to which notices are to be given by giving five days prior written notice of such change in accordance herewith.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first set forth above.

	COMPANY:	Address for Notice:

	JAGUAR HEALTH, INC.	201 Mission Street, Suite 2375
San Francisco, CA 94105
Fax: (415) 371-8311

By:	/s/ Lisa A. Conte
Name: Lisa A. Conte
Title: CEO and President

With a copy to (which shall not constitute notice):

Donald C. Reinke, Esq.
Reed Smith LLP
101 Second Street, Suite 1800
San Francisco, CA 94105

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR LC FACILITATORS FOLLOW]

Signature Page

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first set forth above.

Name of LC Facilitator: Pacific Capital Management, LLC

Signature of Authorized Signatory of LC Facilitator:	/s/ Jonathan Glaser

Name of Authorized Signatory: Jonathan Glaser

Title of Authorized Signatory: Managing Member

Email Address of Authorized Signatory: jmg@jmgcapital.com

Facsimile Number of Authorized Signatory: 310-601-2850

Address for Notice to LC Facilitator:

11601 Wilshire Blvd, Ste 1925

Los Angeles, CA 90025

Address for Delivery of Warrant to LC Facilitator (if not same as address for notice):

EIN/Tax ID Number:

Closing Date:	08/28/2018

Signature Page

EXHIBIT A (FORM OF WARRANT)

EXHIBIT B (LETTER OF CREDIT)